UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) May 29, 2018 (May 24, 2018)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

________________________________________________________________________

ITEM 8.01     Other Events

On May 24, 2018, the Board of Directors of Panhandle Oil and Gas Inc. (the “Company”) approved an amendment to the Company’s existing stock repurchase program (the “Repurchase Program”).

As amended, the Repurchase Program will continue to allow management to repurchase up to $1.5 million of the Company’s common stock at their discretion. The repurchase of an additional $1.5 million of the Company’s common stock continues to be authorized and approved effective when the previous amount is utilized, and the Board added language to clarify that this is intended to be an evergreen provision. The number of shares allowed to be purchased by the Company under the Repurchase Program is no longer capped at an amount equal to the aggregate number of shares of common stock (i) awarded pursuant to the Company’s Amended 2010 Restricted Stock Plan, (ii) contributed by the Company to its ESOP, and (iii) credited to the accounts of directors pursuant to the Deferred Compensation Plan for Non-Employee Directors.   The purpose of this amendment is to provide the Company with greater flexibility to grow its long-term value per share. The Company has no current plans to repurchase shares of its common stock.

Depending on market conditions and other factors, stock repurchases may be commenced or suspended at any time, or from time to time, without prior notice and may be made in open market transactions or through privately negotiated transactions. The repurchase authorization does not require the purchase of a specific number of shares. As of May 29, 2018, the Company had repurchased 384,354 shares of its common stock under the Repurchase Program, at an average price of $15.28 per share.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	May 29, 2018